Exhibit (a)(1)(C)

+ + TIME IS CRITICAL. IF YOU WISH TO TENDER YOUR SHARES, PLEASE READ, COMPLETE AND RETURN YOUR INSTRUCTIONS PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. LETTER OF TRANSMITTAL YOUR INSTRUCTIONS OR LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE TENDER AGENT FOR DIRECT REGISTRY NO LATER THAN 17:40 HOURS CET (11:40 HOURS ET) ON AUGUST 15, 2013 ONLY SHAREHOLDERS HOLDING SHARES INDIVIDUALLY RECORDED IN THE SHAREHOLDERS’ REGISTER OF D.E MASTER BLENDERS 1753 N.V. SHALL UTILIZE THIS LETTER OF TRANSMITTAL TO TENDER SHARES. IF YOU HOLD SHARES THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, PLEASE CONTACT SUCH BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO TENDER YOUR SHARES. TO TENDER YOUR SHARES If you choose to tender your shares, the Offer allows for the following convenient options to submit your instructions: Option 1) Internet – Visit the Program web site at www.corp-action.net/demb and follow the instructions on the site. Option 2) Phone – Call Computershare, the Tender Agent for Direct Registry, toll-free at 1-800-214-7371, 24 hours a day and follow the instructions provided. If you choose Option 1) or Option 2), please have available your Account Code (Account Code is the number above starting with the letter ‘C’ followed by a series of zeros) and Control Number located in the upper section on this letter. Option 1) and Option 2) are not available in respect of shares held in joint accounts, by trusts, corporations, LLCs, partnerships or other legal entities, or by shareholders holding more 6,250 Shares (as defined below). Option 3) Mail – Complete the instructions, sign and return this Letter of Transmittal in the envelope provided. This Letter of Transmittal may be used to make tender only with respect to certain shares of D.E Master Blenders 1753 N.V. stock you hold. The deadline for submitting your instructions (the “Expiration”) is 17:40 HOURS CET (11:40 HOURS ET) ON AUGUST 15, 2013, unless the offer is extended or terminated. Your instructions or Letter of Transmittal must be Received by the Tender Agent for Direct Registry no later than 17:40 HOURS CET (11:40 HOURS ET), on the date of the Expiration. This Letter of Transmittal relates to the offer (the “Offer”) by Oak Leaf B.V. (the “Offeror”) to purchase for EUR 12.50 per Share (cum dividend) all ordinary shares with a nominal value of EUR 0.12 (the “Shares” and each a “Share”), in the capital of D.E Master Blenders 1753 N.V. (“DEMB”). Complete the box(es) on the reverse side to make tender to receive the Tender offer price of EUR 12.50 converted into U.S. dollars, as set forth in the Offer to Purchase (as defined in the Instructions). IMPORTANT- IF YOU WISH TO RECEIVE YOUR CONSIDERATION IN US DOLLARS YOU MUST FOLLOW THE INSTRUCTION BELOW: Mark the box(es) on the reverse side to tender all the shares and to receive the offer price of 12.50 euro per Share, cum dividend (less any applicable withholding taxes and without interest), as set forth in the Offer Memorandum (as defined in the Instructions). To elect to receive the offer price converted into US dollars in accordance with Section 5.1.2 (USD Settlement Option) of the Offer Memorandum and net of a currency exchange commission of 0.3% of the Offer Price per tendered share charged by Rabobank International, the Exchange Agent for the Offer, mark the box “Receive Tender Offer Price in US Dollars” on the reverse page. Shareholders electing to receive the tender Offer Price converted into US Dollars are advised to read Section 5.1.2 (USD Settlement Option) of the Offer Memorandum in its entirety. . 01NXYL 2 V O L Computershare Trust Company, N.A. P.O. Box 43011 Providence Rhode Island 02940-3011 Information Agent Georgeson - 800-561-3947 1 2 3 4 5 6 7 8 9 0 1 2 3 4 TOTAL SHARES 12345678901234 Tax ID certification on file: <Certified Y/N> C 1234567890 J N T NNNNNN NNNNNN C O Y C C L S NNNNNNNNN NNNNNNNNNNNN 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 CONTROL NUMBER:

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the front of this form. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title and refer to the section Signature Guarantees, below. I hereby tender to the Offeror, a private limited liability company organized under the laws of the Netherlands, the above-described ordinary shares, with a nominal value of EUR 0.12 per share (the “Shares”), of D.E Master Blenders 1753 N.V., a public limited liability company organized under the laws of the Netherlands (“DEMB”), at a price of EUR 12.50 per Share, cum dividend, net to the seller in cash (less any required withholding taxes and without interest) on the terms and subject to the conditions set forth in the Offer Memorandum, receipt of which is hereby acknowledged (the “Offer”). On the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension of amendment), subject to, and effective upon, acceptance for payment and payment for the Shares validly tendered herewith and not properly withdrawn, prior to the expiration time of the Offer in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of offeror, all right, title and interest in and to all of the Shares being tendered hereby. In addition, the undersigned hereby irrevocably appoints Computershare Trust Company, N.A. (the “Tender Agent for Direct Registry”) the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares with full power of substitution (such power of attorney being deemed to be an irrevocably power coupled with an interest) to the fullest extent of such shareholder’s rights with respect to such Shares to (a) transfer ownership of such Shares on the account books maintained by DEMB or the Tender Agent for Direct Registry, together, with all accompany evidence of transfer and authenticity, to or upon the order of the Offeror, (b) present such Shares of transfer on the books of DEMB, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer. The undersigned hereby irrevocably appoints each of the designees of the Offeror the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of such shareholder’s rights with respect to the Shares tendered hereby which have been accepted for payment. The designees of the Offeror will, with respect to the Shares tendered, be empowered to exercise all voting and any other rights of such shareholder, as they, in their sole discretion, may deem proper at any annual, special, adjourned or postponed meeting of DEMB’s shareholders or otherwise. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Shares. Such appointment is effective when, and only to the extent that, the Offeror accepts the Shares tendered with this Letter of Transmittal for payment pursuant to the Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective). The Offeror reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon the Offeror’s acceptance for payment of such Shares, the Offeror must be able to exercise full voting, consent and other rights, to the extent permitted under applicable law, with respect to such Shares, including voting at any meeting of shareholders. By signing below, I represent and warrant as follows: (1) I have full power and authority to surrender the Shares transferred in book-entry form free and clear of all claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Tender Agent for Direct Registry to be appropriate or necessary to complete the surrender and exchange of my Shares. (2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Tender Agent for Direct Registry of this Letter of Transmittal, duly completed and manually signed, together with any stock certificate(s) representing shares of DEMB stock and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the Shares will be determined by the Tender Agent for Direct Registry. (3) I understand that, pending the completion of the Offer, I may not and shall not sell or otherwise transfer the Shares subject to this Letter of Transmittal unless the Merger Protocol, dated April 12, 2013 as amended and restated on June 6, 2013 between the Offeror and DEMB is terminated in accordance with its terms or I properly withdraw this election prior to the Expiration. (4) I acknowledge that, until I properly transfer my Shares in book-entry form, I will not receive any consideration issuable or payable in connection with the Offer. All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding up on the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is otherwise irrevocable. The undersigned understands that the acceptance for payment by the Offeror of Shares tendered pursuant to the procedures described in Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov).  MARK THE BOX BELOW UNDER STOCK ELECTION TO PARTICIPATE IN THE OFFER IMPORTANT: IF YOU WISH TO HAVE YOUR TENDER CONSIDERATION IN US DOLLARS YOU MUST MARK THE APPROPRIATE BOX BELOW IF YOU DO NOT SO ELECT YOU WILL RECEIVE YOUR TENDER CONSIDERATION IN EUROS Tender of Shares. 1. Mark this box to ender to make a tender with respect to ALL of your D.E Master Blenders 1753 N.V. ordinary shares. 2. Mark this box to elect to make a tender with respect to the following number of your D.E Master Blenders 1753 N.V. ordinary shares. Please fill in the number of ordinary shares for which you would like to make a stock election in the box to the right. Receive Tender Offer Price in US Dollars Mark this box to elect to receive the cash equivalent of all tendered shares in US Dollars.  Area Code/Phone Number Signature of owner Signature of co-owner, if any SIGNATURE(S) GUARANTEED (IF REQUIRED) Unless the shares were tendered by the registered holder(s) of the stock, or for the account of a member of an institution admitted to Euronext Amsterdam (“Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution. If you wish to have your payment issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at www.computershare.com or by calling Computershare at 800-546-5141. Authorized Signature Name of Firm Address of Firm – Please Print.  The Offer Memorandum is not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy or sell any shares of DEMB stock in any jurisdiction in which such offer, sale or exchange is not permitted. The Offeror is not currently aware of any jurisdiction in which such offer, sale or exchange is not permitted. If the Offeror becomes aware of any such restriction or prohibition on the making of the Offer or the acceptance of the Shares, the Offeror will make a good faith effort to comply or seek to have such prohibition or restriction declared inapplicable to the Offer. If, after a good faith effort, the Offeror cannot comply, we will not make the Offer to the holders of Shares in that jurisdiction. 1 2 3 4 5 6 7 8 9 0 1 2 3 4 C O Y C C L S